Exhibit 99.1

Contact:	Brian J. Begley Vice President, Investor Relations (215) 546-5005 (215) 553-8455 (facsimile)

ATLAS PIPELINE HOLDINGS, L.P.

REPORTS SECOND QUARTER 2009 RESULTS

Philadelphia, PA, August 6, 2009 – Atlas Pipeline Holdings, L.P. (NYSE: AHD) (the “Partnership”), the parent of the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL” or “Atlas Pipeline”) and its subsidiaries, today reported its results for the second quarter 2009. The Partnership, which owns the 2% general partner interest, all of the incentive distribution rights, and 5.8 million common and 15,000 $1,000 par value 12% preferred limited partnership units of Atlas Pipeline, presents its financial results consolidated with those of Atlas Pipeline.

On a GAAP basis, the Partnership had net income attributable to common limited partners of $17.0 million for the second quarter 2009 compared with a loss of $38.2 million for the prior year second quarter. The increase in net income attributable to common limited partners was primarily due to current period gains recognized on the sale of APL’s NOARK natural gas gathering and interstate transmission system and the sale of 51% of APL’s interest in its Appalachia Basin natural gas gathering system and prior period cash and non-cash derivative expenses incurred, partially offset by lower average commodity prices. Both of the sales closed during the second quarter and Atlas Pipeline utilized the approximately $380 million in net proceeds to reduce borrowings under its senior secured credit facility. Please see today’s APL press release regarding its second quarter 2009 earnings for further information regarding its results.

On June 1, 2009, the Partnership entered into an amendment to its credit facility agreement. Under the terms of the amendment, it substantially reduced its senior secured indebtedness by repaying $30 million of the outstanding borrowings under its credit facility. The remaining balance of approximately $16 million will be paid down by April 13, 2010 in equal quarterly installments. To effectuate the repayment, the Partnership used the proceeds from a $15 million issuance of preferred units to APL and borrowed $15.0 million from Atlas America, Inc. (NASDAQ: ATLS) (“Atlas America”), which owns approximately 64% of the Partnership’s common units as well as 100% of its general partner, through a subordinate loan. Atlas America also guaranteed the Partnership’s repayment of the remaining balance of $16 million under its credit facility. In conjunction with the amendment, all financial covenants were eliminated and the Partnership may not pay further distributions until the credit facility debt is paid in full.

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Pipeline’s second quarter 2009 results on Friday, August 7, 2009 at 9:00 am EST by going to the home page of Atlas Pipeline’s website at www.atlaspipelinepartners.com. An audio replay of the conference call will also be available beginning at 11:00 am EST on Friday, August 7, 2009. To access the replay, dial 1-888-286-8010 and enter conference code 74481414.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.8 million common and 15,000 $1,000 par value 12% preferred limited partner units of Atlas Pipeline Partners, L.P.

Atlas Pipeline Partners, L.P. is active in the transmission, gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 8,750 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit the Partnership’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.

Atlas America, Inc. (NASDAQ: ATLS) owns an approximate 64% limited partner interest in Atlas Pipeline Holdings, L.P., an approximate 2% direct limited partner interest in Atlas Pipeline Partners and an approximate 46% common unit interest and all of the Class A and management incentive interests in Atlas Energy Resources, LLC. For more information, please visit Atlas America’s website at www.atlasamerica.com, or contact Investor Relations at bbegley@atlasamerica.com.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Pipeline Holdings, L.P. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, inability of Atlas Pipeline Partners to successfully integrate the operations at the acquired systems, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Holdings’ reports filed with the SEC, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

Financial Summary

(unaudited; in thousands, except per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008 (1)	2009	2008 (1)
STATEMENTS OF OPERATIONS
Revenue:
Natural gas and liquids	$176,888	$430,334	$332,038	$789,949
Transportation, compression, and other fees – affiliates	6,429	11,421	16,497	20,580
Transportation, compression, and other fees – third parties	3,981	5,671	7,855	10,667
Equity income in joint venture	710	—	710	—
Gain on asset sale	109,941	—	109,941	—
Other loss, net	(15,841)	(314,256)	(10,691)	(401,007)

Total revenue and other loss, net	282,108	133,170	456,350	420,189

Costs and expenses:
Natural gas and liquids	129,676	349,711	264,421	623,537
Plant operating	14,128	14,831	27,951	29,766
Transportation and compression	2,791	2,645	6,122	4,959
General and administrative	6,938	9,049	16,705	13,945
Compensation reimbursement – affiliates	375	1,390	750	2,519
Depreciation and amortization	22,999	20,412	45,667	40,459
Interest	26,852	20,204	48,517	41,396

Total costs and expenses	203,759	418,242	410,133	756,581

Income (loss) from continuing operations	78,349	(285,072)	46,217	(336,392)

Discontinued operations:
Gain on sale of discontinued operations	51,078	—	51,078	—
Income from discontinued operations	2,541	8,245	11,417	14,491

Income from discontinued operations	53,619	8,245	62,495	14,491

Net income (loss)	131,968	(276,827)	108,712	(321,901)
Income attributable to non-controlling interests	(652)	(3,112)	(1,121)	(5,202)
(Income) loss attributable to non-controlling interest in Atlas Pipeline Partners, L.P.	(114,330)	241,738	(93,688)	286,082

Net income (loss) attributable to common limited partners	$16,986	$(38,201)	$13,903	$(41,021)

Net income (loss) per common limited partner unit:
Basic:
Continuing operations	$0.34	$(1.42)	$0.18	$(1.54)
Discontinued operations	0.27	0.04	0.32	0.05

	$0.61	$(1.38)	$0.50	$(1.49)

Diluted:
Continuing operations	$0.34	$(1.42)	$0.18	$(1.54)
Discontinued operations	0.27	0.04	0.32	0.05

	$0.61	$(1.38)	$0.50	$(1.49)

Weighted average common limited partner units outstanding:
Basic	27,659	27,374	27,659	27,362

Diluted	27,659	27,374	27,659	27,362

Amounts attributable to common limited partners:
Continuing operations	$9,547	$(39,310)	$5,034	$(42,415)
Discontinued operations	7,439	1,109	8,869	1,394

Net income (loss) attributable to common limited partners	$16,986	$(38,201)	$13,903	$(41,021)

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

Financial Summary

(unaudited; in thousands, except per unit amounts)

	June 30, 2009	December 31, 2008 (1)
Balance Sheet Data (at period end):
Cash and cash equivalents	$2,164	$7,285
Total assets	2,170,960	2,418,984
Total debt	1,307,300	1,539,427
Total partners’ capital	701,424	609,852

(1)	Restated to reflect amounts reclassified to discontinued operations due to the APL’s sale of its NOARK gas gathering and interstate pipeline system.

4